Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,239,171)
Unrealized Gain (Loss) on Market Value of Futures	994,590
Dividend Income	255
Interest Income	236
ETF Transaction Fees	1,400
Total Income (Loss)	$(242,690)

Expenses
General Partner Management Fees	$12,772
Professional Fees	8,903
Brokerage Commissions	1,131
NYMEX License Fee	255
Prepaid Insurance Expense	136
Non-interested Directors' Fees and Expenses	131
Total Expenses	23,328
Expense Waiver	(8,003)
Net Expenses	$15,325
Net Income (Loss)	$(258,015)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$21,042,328
Additions (50,000 Shares)	651,724
Withdrawals (500,000 Shares)	(6,695,790)
Net Income (Loss)	(258,015)

Net Asset Value End of Month	$14,740,247
Net Asset Value Per Share (1,200,000 Shares)	$12.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612